UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2007

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11101 Roosevelt Boulevard St. Petersburg, Florida 33716	and	Masters House 107 Hammersmith Road London W14 0QH England

(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On October 11, 2007, Danka Office Imaging Company, a subsidiary of Danka Business Systems PLC (the “Company”) amended the employment agreement and the change of control agreement with William Troxil, its President Operations, effective October 1, 2007. A copy of the amended employment agreement and the change of control agreement are attached as Exhibit 1.1 and 1.2, respectively.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 12, 2007, Danka Office Imaging Company, a subsidiary of Danka Business Systems PLC, entered into a Separation Agreement with Rod Denzer, its President West Regional Business Unit, effective October 15, 2007. A copy of the Separation Agreement is attached as exhibit 1.3.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Not required.

(b)	Not required.

(c)	Exhibits.

Exhibit	Description of Document
1.1	Amendment 1 to Employment Agreement between Danka Office Imaging Company and William Troxil.

1.2	Amendment 1 to Change of Control Agreement between Danka Office Imaging Company and William Troxil.

1.3	Separation agreement between Danka Office Imaging Company and Rod Denzer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

	By:	/s/ Edward K. Quibell
Edward K. Quibell
Dated: October 12, 2007		Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Amendment 1 to Employment Agreement between Danka Office Imaging Company and William Troxil.

1.2	Amendment 1 to Change of Control Agreement between Danka Office Imaging Company and William Troxil.

1.3	Separation agreement between Danka Office Imaging Company and Rod Denzer.

4